UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2025

PROS Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33554	76-0168604
(Commission File Number)	(IRS Employer Identification No.)

3200 Kirby Drive, Suite 600 Houston TX	77098
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 335-5151

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock $0.001 par value per share	PRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On September 22, 2025, PROS Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Portofino Parent, LLC, a Delaware limited liability company (as predecessor in interest to PROS Parent, Inc., a Delaware corporation) (“Parent”), and Portofino Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of Parent (“Merger Subsidiary”), pursuant to which Merger Subsidiary will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned direct subsidiary of Parent (the “Surviving Corporation”). Parent and Merger Subsidiary were formed by investment funds affiliated with Thoma Bravo, L.P. (“TB”) to acquire all of the Company’s outstanding shares of common stock, par value $0.001 per share (the “Company Common Stock”), for $23.25 per share, in cash, as described in more detail below. Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings set forth in the Merger Agreement.

On December 9, 2025 (the “Closing Date”), upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware, the Merger was completed. At the effective time of the Merger (the “Effective Time”), the separate corporate existence of Merger Subsidiary ceased, and the Company survived the Merger as a wholly owned direct subsidiary of Parent.

Item 1.01.	Entry into a Material Definitive Agreement.

On the Closing Date, the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), entered into:

•

the first supplemental indenture, dated as of the Closing Date (the “2027 Notes First Supplemental Indenture”), to the indenture, dated as of September 15, 2020, by and between the Company and the Trustee (the “2027 Notes Base Indenture” and, together with the 2027 Notes First Supplemental Indenture, the “2027 Notes Indenture”), relating to the Company’s 2.250% Convertible Senior Notes due 2027 (the “2027 Notes”); and

•

the first supplemental indenture, dated as of the Closing Date (the “2030 Notes First Supplemental Indenture”), to the indenture, dated as of June 24, 2025, by and between the Company and the Trustee (the “2030 Notes Base Indenture” and, together with the 2030 Notes First Supplemental Indenture, the “2030 Notes Indenture”), relating to the Company’s 2.50% Convertible Senior Notes due 2030 (the “2030 Notes” and, together with the 2027 Notes, the “Notes”).

As a result of the Merger, and pursuant to the 2027 Notes First Supplemental Indenture and the 2030 Notes First Supplemental Indenture, from and after the Effective Time, the Notes are no longer convertible into shares of the Company Common Stock. Rather, the right to convert each $1,000 principal amount of the 2027 Notes or the 2030 Notes, as applicable, into shares of the Company Common Stock, has been changed to the right to convert such principal amount solely into a number of units of Reference Property (as defined in the 2027 Notes Indenture or 2030 Notes Indenture, as applicable (together, the “Convertible Notes Indentures”)) in an aggregate amount equal to the Conversion Rate (as defined in the applicable Convertible Notes Indenture) of the 2027 Notes or 2030 Notes, as applicable, in effect on the applicable conversion date (subject to any adjustments pursuant to the applicable Convertible Notes Indenture), with each unit of Reference Property consisting of $23.25 in cash. The foregoing descriptions of the Convertible Notes Indentures and the transactions contemplated thereby are subject to and qualified in their entirety by reference to the full text of the Convertible Notes Indentures. A copy of the 2027 Notes Base Indenture was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on September 16, 2025 and a copy of the 2030 Notes Base Indenture was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the SEC on June 25, 2025. Copies of the 2027 Notes First Supplemental Indenture and the 2030 Convertible Notes First Supplemental Indenture are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference.

Item 1.02.	Termination of Material Definitive Agreement.

The information set forth in the Introductory Note to this Current Report on Form 8-K (the “Introductory Note”) is incorporated into this Item 1.02 by reference.

Effective as of the Closing Date, in accordance with the terms of the Merger Agreement, the Company terminated the Company’s 2013 Employee Stock Purchase Plan, as amended, the Amended and Restated 2017 Equity Incentive Plan, as amended, and the 2021 Equity Inducement Plan, as amended.

In connection with the completion of the Merger, on December 8, 2025, the Company repaid in full all indebtedness, liabilities and other obligations outstanding under, and terminated, that certain Credit Agreement, dated as of July 21, 2023, by and among the Company, the guarantors, and Texas Capital Bank, as administrative agent.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and Items 3.03, 5.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

At the Effective Time, each share of Company Common Stock outstanding as of immediately prior to the Effective Time (other than dissenting shares or any shares of Company Common Stock held by the Company as treasury stock or owned by Parent or any subsidiary of the Company or Parent (including Merger Subsidiary)) was cancelled and ceased to exist and was converted into the right to receive cash in an amount equal to $23.25 in cash, without interest (the “Merger Consideration”).

Each Vested Company RSU outstanding as of immediately prior to the Effective Time was cancelled, and the former holder of such cancelled Vested Company RSU became entitled to receive for each share of Company Common Stock subject to such Vested Company RSU, an amount in cash, without interest and subject to deduction for any required withholding Tax, equal to the Merger Consideration. Parent will cause the Surviving Corporation to pay such Merger Consideration, without interest and subject to deduction for any required withholding Tax, on or promptly following the Closing Date to the former holder of the cancelled Vested Company RSU through its payroll system, payroll provider or accounts payable.

Each Unvested Company RSU that is outstanding as of immediately prior to the Effective Time was cancelled and converted into the contingent right to receive for each share of Company Common Stock subject to such Unvested Company RSU, an amount in cash, without interest and subject to deduction for any required withholding Tax, equal to the Merger Consideration (collectively, the “Cash Replacement RSU Amounts”). The right to receive the Cash Replacement RSU Amounts with respect to such Unvested Company RSUs remain subject to the same vesting, settlement and other terms and conditions as were applicable to the Unvested Company RSUs for which they were exchanged immediately prior to the Effective Time (except for terms that were rendered inoperative or which became inapplicable by reason of the Merger or the other Transactions or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent were appropriate to conform the administration of the Cash Replacement RSU Amounts). Subject to the holder’s continued service with Parent and its Affiliates (including the Surviving Corporation and its Subsidiaries) through the applicable vesting dates or earlier satisfaction of the applicable vesting conditions for such Unvested Company RSUs, the right to receive the Cash Replacement RSU Amount will vest and Parent will cause the Surviving Corporation to pay such amounts to such holder on the applicable Settlement Date through its payroll system, payroll provider or accounts payable.

Each Company MSU that is an Earned Unit and is outstanding as of immediately prior to the Effective Time was cancelled and converted into the right to receive an amount in cash, without interest and subject to deduction for any required withholding Tax, equal to the product of (i) the Merger Consideration multiplied by (ii) the applicable number of shares of Company Common Stock subject to such Earned Units as of immediately prior to the Effective Time. With respect to each such Earned Unit that is an Accelerated Unit, Parent will cause the Surviving Corporation to pay the Merger Consideration for each such Accelerated Unit, without interest thereon and subject to deduction for any required withholding Tax, on or promptly following the Closing Date through its payroll system, payroll provider or accounts payable. With respect to each such Earned Unit that is a Vested Earned Unit that has a Settlement Date that follows the Closing Date, Parent will cause the Surviving Corporation to pay the Merger Consideration for each such Vested Earned Unit, without interest and subject to deduction for any required withholding Tax to such holder on its applicable Settlement Date through its payroll system, payroll provider or accounts payable. The right to receive the Merger Consideration with respect to any Earned Units that were Unvested Earned Units outstanding as of immediately prior to the Effective Time (such consideration, the “Cash Replacement MSU Amounts”) will otherwise remain subject to the same vesting, settlement and other terms and conditions as were applicable to such Unvested Earned Units for which they were exchanged immediately prior to the Effective Time (except for terms rendered inoperative or which become inapplicable by reason of the Merger or the other Transactions or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Cash Replacement MSU Amounts). Subject to the holder’s continued service with Parent and its Affiliates (including the Surviving Corporation and its Subsidiaries) through the applicable Settlement Date for the Cash Replacement MSU Amounts, the right to receive the Cash Replacement MSU Amount will vest and Parent will cause the Surviving Corporation to pay for the Cash Replacement MSU Amounts to such holder on the applicable Settlement Date through its payroll system, payroll provider or accounts payable. At the Effective Time, each Company MSU that was not an Earned Unit as of immediately prior to the Effective Time was cancelled without payment of any consideration.

The definitive proxy statement filed by the Company with the SEC on November 3, 2025, and the supplemental disclosure to such proxy statement filed by the Company with the SEC on November 26, 2025, contain additional information about the Merger and the other transactions contemplated by the Merger Agreement, including information concerning the interests of directors, executive officers and affiliates of the Company in the Merger.

The foregoing description of the Merger Agreement and the Merger is not complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Under the Convertible Notes Indentures, the consummation of the Merger constitutes a Fundamental Change and a Make-Whole Fundamental Change (each as defined in the applicable Convertible Notes Indenture).

As a result of the Fundamental Change, at any time until 5:00 p.m., New York City time, on January 7, 2026 (the “Make-Whole Fundamental Change Period”), holders of the 2027 Notes and the 2030 Notes have the right (the “Fundamental Change Purchase Right”) to require the Company to purchase for cash (a) all of such holder’s 2027 Notes or 2030 Notes, as applicable, or (b) any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 in excess thereof, in each case, on January 8, 2026 (the “Fundamental Change Purchase Date”), at a purchase price equal to 100% of the principal amount of the 2027 Notes or 2030 Notes to be purchased, plus accrued and unpaid interest thereon, if any, to, but excluding, the Fundamental Change Purchase Date.

Notwithstanding the Fundamental Change Purchase Right, the Notes are convertible, at the option of the holder, during the Make Whole Fundamental Change Period. Pursuant to the terms of the Convertible Notes Indentures, as supplemented by the 2027 Notes First Supplemental Indenture and the 2030 Notes First Supplemental Indenture, as applicable, the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely an amount of cash equal to the product of (a) the Conversion Rate multiplied by (b) the number of shares of Company Common Stock that a holder of the Notes would have received under the conversion rate in effect immediately prior to the Merger.

The Conversion Rate for the 2027 Notes in effect immediately prior to the Merger, taking into account all adjustments, is 23.9137 shares of Company Common Stock per $1,000 principal amount of 2027 Notes. As a result, holders of the 2027 Notes will be entitled to receive $555.99 per $1,000 principal amount of 2027 Notes validly surrendered for conversion. The Conversion Rate for the 2030 Notes in effect immediately prior to the Merger, taking into account all adjustments, was 48.8293 shares of Company Common Stock per $1,000 principal amount of 2030 Notes. As the price of Company Common Stock for the 2030 Notes was $23.25 per share the immediately prior to the Merger, 7.4230 additional shares shall be added to the Conversion Rate of 48.8293 shares of Company Common Stock pursuant to the 2030 Notes Indenture, for a total Conversion Rate of 56.2523 shares of Company Common Stock per $1,000 principal amount of 2030 Notes. As a result, holders of the 2030 Notes will be entitled to receive $1,307.87 per $1,000 principal amount of 2030 Notes validly surrendered for conversion during the Make-Whole Fundamental Change Period.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On the Closing Date, the Company notified the New York Stock Exchange (the “NYSE”) of the consummation of the Merger and requested that the NYSE file with the SEC a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist the shares of the Company Common Stock from the NYSE and deregister the Company Common Stock under Section 12(b) of the Exchange Act. Upon effectiveness of the Form 25, the Company intends to file with the SEC a Certification and Notice of Termination on Form 15 to deregister the Company Common Stock and suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. Trading of the Company Common Stock on the NYSE was halted prior to the opening of trading on the Closing Date.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 1.02, 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03.

As a result of the Merger, each share of Company Common Stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K) was cancelled and converted automatically, at the Effective Time, into the right to receive the Merger Consideration. Accordingly, at the Effective Time, the holders of such shares of Company Common Stock ceased to have any rights as stockholders of the Company, other than the right to receive the Merger Consideration.

Item 5.01	Change in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01, 3.01, 3.03 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference into this Item 5.01.

As a result of the Merger, at the Effective Time, a change in control of the Company occurred and the Company became a wholly owned direct subsidiary of Parent. In connection with the Merger, the aggregate purchase price paid for all outstanding Company Common Stock (except as described in Item 2.01 of this Current Report on Form 8-K) was approximately $1.13 billion. The funds used to complete the Merger and the transactions contemplated thereby were provided by equity contributions from funds managed by TB, as well as third-party debt financing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Items 1.02 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 5.02.

In connection with the Merger, as of the Effective Time, Jennifer Biry, Jeff Cotten, Raja Hammoud, Leland T. Jourdan, Catherine A. Lesjak, Katie May, Greg B. Petersen, William Russell, John Strosahl and Timothy V. Williams each resigned from the board of directors of the Company and from any and all committees thereof on which they served and ceased to be directors of the Company. At the Effective Time, in accordance with the terms of the Merger Agreement, (i) the following persons became the directors of the Surviving Corporation: Jeff Cotten, Stefan Schulz and Damian Olthoff and (ii) the officers of the Company immediately prior to the Effective Time became the officers of the Surviving Corporation.

Item 5.03.	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety. Copies of the amended and restated certificate of incorporation and the amended and restated bylaws are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 9, 2025, the Company provided holders of the 2027 Notes and the 2030 Notes with notices of Supplemental Indenture, Fundamental Change, Make-Whole Fundamental Change, Fundamental Change Company Notice, Repurchase Right and Payment Upon Conversion. A copy of each notice is attached hereto as Exhibit 99.1 and 99.2, respectively.

The information included in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed to be filed for the purposes of Section 18 of the Exchange Act, or something subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On December 9, 2025, the Company and TB issued a press release announcing the completion of the Merger. A copy of the press release is filed as Exhibit 99.3 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed September 22, 2025)

3.1	Amended and Restated Certificate of Incorporation of PROS Holdings, Inc.

3.2	Amended and Restated Bylaws of PROS Holdings, Inc.

4.1	2027 Notes First Supplemental Indenture

4.2	2030 Notes First Supplemental Indenture

99.1	Notice of Supplemental Indenture, Fundamental Change, Make-Whole Fundamental Change, Fundamental Change Company Notice, Repurchase Right and Payment Upon Conversion to Holders of 2.250% Convertible Senior Notes Due 2027 of PROS Holdings, Inc., dated December 9, 2025

99.2	Notice of Supplemental Indenture, Fundamental Change, Make-Whole Fundamental Change, Fundamental Change Company Notice, Repurchase Right and Payment Upon Conversion to Holders of 2.50% Convertible Senior Notes Due 2030 of PROS Holdings, Inc., dated December 9, 2025

99.3	Press Release, dated December 9, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

The disclosure schedules to and certain provisions of this exhibit have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K as they contain information that is both not material and of the type that the registrant treats as private or confidential. The registrant agrees to supplementally furnish an unredacted copy of this exhibit, including any schedule hereto, to the SEC upon its request; however, the registrant may request confidential treatment of such unredacted copy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROS HOLDINGS, INC.

Date: December 9, 2025	By:	/s/ Damian W. Olthoff
	Name:	Damian W. Olthoff
	Title:	General Counsel and Secretary